UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 31, 2009
Hanmi Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard Los Angeles California	90010
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200
Not applicable
(Former name of former address, if changed since last report)
     Check the appreciate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a) and (d). Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2009, the Board of Directors of Hanmi Financial Corporation (“HFC”) appointed Mr. John Hall to the HFC and Hanmi Bank Boards following receipt of notice of non-disapproval from the California Department of Financial Institutions and Federal Reserve Board. Mr. Hall will be appointed as a Class II director and his term will expire in 2010. Until his retirement in 2005, Mr. Hall, 59, spent more than three decades with the Office of the Comptroller of the Currency (OCC), a division of the U.S. Treasury Department. He received his commission as a National Bank Examiner in 1979 and eventually served as Examiner-in-Charge of many of the nation’s premier banks, including Union Bank of California, First Interstate Bancorp and Fleet Boston. Mr. Hall, who has a B.A. from the University of Iowa, also served as the lead examiner for credit for Wells Fargo Bank. On February 4, 2009, the HFC and HB Boards also assigned Mr. Hall to serve as Chairperson of the Audit Committee for Hanmi Financial Corporation and as Vice Chairperson of the Compliance Committee, Asset/Liability Committee and a member of the Loan and Credit Management Committee of Hanmi Bank.
There are no arrangements or understandings between Mr. Hall and any other person pursuant to which Mr. Hall was appointed as director. There are no transactions in which they had an interest requiring disclosure under Item 404(a) of Regulation S-K.
On January 31, 2009, Mr. Robert Abeles tendered his resignation from the Board of Directors of Hanmi Financial Corporation and Hanmi Bank, effective the same day. Mr. Abeles cited his return to full time employment as a Chief Financial Officer as the basis of his resignation as well as a result of fundamental differences between himself and a majority of the Board of Directors with respect to corporate governance. A copy of Mr. Abeles’ resignation letter is attached hereto as Exhibit 17.1. Mr. Abeles served on Hanmi’s Audit Committee, Nominating, Corporate Governance and Compensation Committee, Loan and Credit Management Committee, Asset/Liability Committee, and Compliance Committee.
A copy of the press release announcing Mr. Hall’s nomination and Mr. Abeles’ resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

17.1	Letter of Resignation from Mr. Abeles, dated February 1, 2009
99.1	Press Release dated February 5, 2009, issued by Hanmi Financial Corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2009	Hanmi Financial Corporation
	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer